                               TENDER AGREEMENT

  Agreement, dated as of September 30, 1998, among Logica Inc., a Delaware corporation ("Parent"), Logica Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), Carnegie Group, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company signatory hereto (collectively referred to herein as the "Stockholders" and each, a "Stockholder").

                                  Witnesseth:

  Whereas, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and the Company, have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Purchaser will be merged with and into the Company (the "Merger");

  Whereas, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $5.00 per share all outstanding shares of Company Common Stock (as defined in Section 1 hereof) including all of the Shares (as defined in Section 2 hereof) beneficially owned by Stockholders; and

  Whereas, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

  Now, Therefore, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

  1. Definitions. For purposes of this Agreement:

  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (b) "Company Common Stock" shall mean at any time the Common Stock, par value $.01 per share, of the Company.

  (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

  (d) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

  2. Tender of Shares.

  (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, each of the Stockholders hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Company Common Stock set forth opposite such Stockholder's name on
Schedule I hereto (the "Existing Shares", and together with any shares acquired by such Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of Options or by means of purchase, dividend, distribution or otherwise, the "Shares"), all of which are Beneficially Owned by such Stockholder. Each Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer.

  (b) Upon acceptance and payment therefor by Purchaser, the transfer by the Stockholders of the Shares to Purchaser in the Offer shall pass to and unconditionally vest in the Purchaser good and valid title to the Shares, free and clear of all Encumbrances.

  (c) The Stockholders hereby permit Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), their identity and ownership of the Shares and the nature of their commitments, arrangements and understandings under this Agreement.

  3. Option to Acquire Shares. In order to induce Parent and the Purchaser to enter into the Merger Agreement, each Stockholder hereby grants to Parent an irrevocable option (a "Stock Option") to purchase such Stockholder's Shares (the "Option Shares") at an amount (the "Purchase Price") equal to the Offer Price. If (i) the Offer is terminated, abandoned or withdrawn by Parent or the Purchaser due to the failure of paragraph (g) or (h) of the conditions set forth in Annex A to the Merger Agreement, or (ii) the Merger Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) thereof, each Stock Option shall, in any such case, become exercisable, in whole or in part, upon the first to occur of any such event and remain exercisable in whole or in part until the date which is 60 days after the date of the occurrence of such event (the "60 Day Period"), so long as: (i) all waiting periods under the HSR Act required for the purchase of the Option Shares upon such exercise shall have expired or been waived, and (ii) there shall not be in effect any preliminary or final injunction or other order issued by any Governmental Entity prohibiting the exercise of the Stock Options pursuant to this Agreement; provided, however, that if all HSR Act waiting periods shall not have expired or been waived or there shall be in effect any such injunction or order, in each case on the expiration of the 60 Day Period, the 60 Day Period shall be extended until five (5) business days after the later of (A) the date of expiration or waiver of all HSR Act waiting periods or (B) the date of removal or lifting of such injunction or order. In the event that Parent wishes to exercise a Stock Option, Parent shall send a written notice (the "Notice") to the Stockholders identifying the place and date (not less than two nor more than five (5) business days from the date of the Notice) for the closing of such purchase.

  4. Additional Agreements.

  (a) Voting Agreement. Each Stockholder shall, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by such Stockholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex A to the Merger Agreement or set forth in Article VIII of the Merger Agreement not being fulfilled.

  (b) No Inconsistent Arrangements. Each of the Stockholders hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares, Options or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares, Options or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares or Options, (iv) deposit such Shares or Options into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or Options, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

  (c) Grant of Irrevocable Proxy; Appointment of Proxy.

    (i) Each Stockholder hereby irrevocably grants to, and appoints, Parent, Corey Torrence and Doug Webb, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of the Shares in favor of any or all of the Transactions and against any Acquisition Proposal.

    (ii) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

    (iii) Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

  (d) No Solicitation. Each Stockholder hereby agrees, in the capacity as a Stockholder or otherwise, that neither such Stockholder nor any of its Subsidiaries or affiliates shall (and such Stockholder shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Proposal or take any other action prohibited by Section 7.4 of the Merger Agreement. Each Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each Stockholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by such Stockholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.

  (e) Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

  5. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

    (a) Ownership of Shares. Such Stockholder is the record and Beneficial Owner of the Shares, as set forth on Schedule I. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

    (b) Power; Binding Agreement. Each Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

    (c) No Conflicts. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

    (d) No Encumbrances. Except as permitted by this Agreement, the Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Encumbrances or proxies arising hereunder.

    (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

    (f) Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Each of Parent, Purchaser and the Company acknowledges and agrees that in the event of any willful breach by any Stockholder of the provisions of Section 4(d) hereof, Parent and Purchaser shall be entitled to receive from the Company, and the Company shall be obligated to pay to Parent and Purchaser, the amounts set forth in Section 9.2(b) of the Merger Agreement in accordance with Section 9.2(c) of the Merger Agreement. Each of Parent, Purchaser and the Company acknowledges and agrees that the amounts payable to Parent and Purchaser pursuant to the preceding sentence shall be Parent's and Purchaser's sole remedy (other than specific performance) for any breach by any Stockholder of the provisions of Section 4(d) hereof.

  6. Representations and Warranties of Parent and the Purchaser. Each of Parent and the Purchaser hereby represents and warrants to the Stockholders as follows:

    (a) Power; Binding Agreement. Each of Parent and the Purchaser has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

    (b) No Conflicts. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser and the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and
  (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser,
  (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

  7. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

  8. Stop Transfer. The Stockholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

  9. Termination. Except as provided in Section 3 hereof, the covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms; provided, however, that during the term of the Stock Option, the Stockholders shall ensure that the representations and warranties set forth in Section 5 continue to be true and correct.

  10. Miscellaneous.

  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, a Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

  If to a Stockholder:
                  to such Stockholder's address set forth on Schedule I hereto

  If to a Parent or
  the Purchaser:  Logica Inc.
                  32 Hartwell Avenue
                  Lexington, MA 02421
                  Attention: Corey Torrence, President
                  Telephone No.: (617) 476-8000
                  Telecopy No.: (617) 476-8010

  copy to:        Goodwin, Procter & Hoar llp
                  Exchange Place
                  Boston, MA 02109
                  Attention: Joseph L. Johnson III, Esq.
                  Telephone No.:  (617) 570-1000
                  Telecopy No.: (617) 523-1231

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity (subject to Section 4(f) hereof).

  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative or exclusive, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party (subject to Section 4(f) hereof).

  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

  (j) No Third Party Beneficiaries. Subject to the provisions of Section 10(c), this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

  (k) Choice of Law/Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent.

  (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

  (n) No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of Section 203 of the Delaware General Corporation Law and any applicable provision of the Company's certificate of incorporation, the terms of this Agreement, including, without limitation, (x) the Stock Option and (y) the irrevocable proxy and voting provisions set forth in Section 4 of this Agreement, and (ii) this Agreement is executed by parties hereto.

  In Witness Whereof, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                          Logica Inc.

                                                    /s/ Corey Torrence
                                          By: _________________________________
                                            Name: Corey Torrence
                                            Title:President and Chief
                                            Executive Officer

                                          Logica Acquisition Corp.

                                                    /s/ Corey Torrence
                                          By: _________________________________
                                            Name: Corey Torrence
                                            Title:President

                                          Carnegie Group, Inc.

                                                   /s/ Dennis Yablonsky
                                          By: _________________________________
                                            Name: Dennis Yablonsky
                                            Title:President and Chief
                                            Executive Officer

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, Custodian
                                                  for Diana Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, Custodian
                                                  for Isabelle Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, Custodian
                                                  for Ruben Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, Custodian
                                                  for Rachel Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, In Trust
                                                  for Diana Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, In Trust
                                                  for Isabelle Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, In Trust
                                                  for Ruben Carbonell

                                                    /s/ Jaime Carbonell
                                          By: _________________________________
                                            Name: Jaime Carbonell, In Trust
                                                  for Rachel Carbonell

                                   SCHEDULE I

                                                               NUMBER OF SHARES
                                                                 AND OPTIONS
NAME AND ADDRESS OF STOCKHOLDER                               BENEFICIALLY OWNED
-------------------------------                               ------------------
Jaime Carbonell..............................................      323,200
[address]
Jaime Carbonell, Custodian for Diana Carbonell...............        4,400
[address]
Jaime Carbonell, Custodian for Isabelle Carbonell............        6,400
[address]
Jaime Carbonell, Custodian for Ruben Carbonell...............        2,400
[address]
Jaime Carbonell, Custodian for Rachel Carbonell..............        4,400
[address]
Jaime Carbonell, in Trust for Diana Carbonell................        1,600
[address]
Jaime Carbonell, in Trust for Isabelle Carbonell.............        1,600
[address]
Jaime Carbonell, in Trust for Ruben Carbonell................        1,600
[address]
Jaime Carbonell, in Trust for Rachel Carbonell...............        1,600
[address]